UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 27, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port
Guernsey, British Isles		GY1 3RR

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements Such risks, uncertainties and other factors include, among other matters, the uncertainties inherent in oil and gas activities; the effects of the Company’s impaired financial condition; the effects of actions by third parties including creditors and government officials; fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q previously filed with the Securities and Exchange Commission; the ability of the Company and its subsidiaries to arrive at a successful negotiation with its creditors and to prosecute, develop and consummate one or more plans of reorganization with respect to any possible Chapter 11 proceeding; the effects of any possible Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in any possible Chapter 11 case and the outcome of any such proceedings in general; the length of time the Company will operate under a possible Chapter 11 proceeding; the risks associated with third party motions in any possible Chapter 11 proceeding, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; the potential adverse effects of a possible Chapter 11 proceeding on the Company’s liquidity or results of operations; continued compliance with conditions for funding under any secured credit facility that may be obtained to fund the Company while in any possible Chapter 11 proceeding; the ability to execute the Company’s business and restructuring plan; management of cash resources; restrictions imposed by, and as a result of, the Company’s substantial leverage; increased legal costs related to a possible bankruptcy case and other litigation and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees.

The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.
Section 3—Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR; Pink Sheets: CANR) has received notification from the Oslo Børs ASA (the “Oslo Børs”) informing it that the Board of Directors of the Oslo Børs approved a resolution at the board meeting held on August 27, 2009 to delist shares in CanArgo from the stock exchange listing with effect from and including September 14, 2009. The resolution will not be appealed by CanArgo.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
CanArgo announced August 28, 2009 that it received notification from the Oslo Børs informing it that the Board of Directors of the Oslo Børs approved a resolution at the board meeting held on August 27, 2009 to delist shares in CanArgo from the stock exchange listing with effect from and including September 14, 2009.
The resolution will not be appealed by CanArgo.
CanArgo aims to have its shares listed on the Norwegian OTC B list as an alternative listing venue, with effect from and including September 14, 2009. The OTC system is owned by the Fondsmeglernes Informasjonstjeneste (Norwegian Stockbrokers Information Services), which helps to promote orderly, safe trading in shares and other financial instruments in Norway. Further information will be made available in due course. Shareholders, creditors and other interested parties should consult the Company’s website www.canargo.com for further updates on the Company’s status.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated August 28, 2009 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: September 1, 2009	By:	/s/ Vincent McDonnell
Vincent McDonnell, President